                                                                    EXHIBIT 23.1


The Board of Directors
United Therapeutics Corporation:




We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.


                                    KPMG LLP


McLean, Virginia
March 29, 2000